Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-190123, 333-171011, 333-147724, 333-14006 and 333-9546) of Luxottica Group S.p.A. of our report dated April 28, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting of Luxottica Group S.p.A., which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers S.p.A.

Milan, Italy

April 28, 2017